UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 29, 2006
(Date of earliest event reported)

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27339	88-0343832
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 748-5548
________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On March 29, 2006, SpeedFactory, Inc. a wholly-owned subsidiary of NextPhase Wireless, Inc. entered into an Asset Purchase Agreement with Synkronus, Inc. pursuant to which SpeedFactory will acquire all of Synkronus’ assets, excluding cash. The assets which will be acquired by SpeedFactory comprise Synkronus’ internet service and connectivity business operated by Synkronus under the name “SpeedFactory”.

The Asset Purchase Agreement provides for a $1,500,000 cash purchase price payable at closing. SpeedFactory is not assuming any pre-closing liabilities from Synkronus.

The closing is subject to the approval of Synkronus’ stockholders, an opinion of Synkronus’ counsel, and the consents of third parties to the assignment of certain contracts included in the assets being acquired by SpeedFactory, among other customary closing conditions.

Synkronus’ liability under the Asset Purchase Agreement is limited to 20% of the purchase price. 20% of the purchase price will be held in escrow by NextPhase’s counsel for 120 days to secure Synkronus’ indemnification obligations under the Asset Purchase Agreement.

NextPhase will borrow $1,500,000 to fund the purchase price from a private lender. The loan is expected to close at the time the Asset Purchase Agreement is closed. There is no financing contingency to SpeedFactory’s obligations to close the asset purchase.

FORWARD LOOKING STATEMENTS

Certain information contained in this report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. The safe harbor created by the Securities Litigation Reform Act will not apply to certain “forward looking statements” because we issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3a51-1 under the Exchange Act) during the three year period receding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Report or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “explore”, “consider”, “anticipate”, “intend”, “could”, “estimate”, “plan”, “propose” or “continue” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

•	risks that the Asset Purchase Agreement will not close,
•	risks that we will not close the financing to fund the purchase price under the Asset Purchase Agreement,

•	the ability to successfully integrate the SpeedFactory operations that we will acquire under the Asset Purchase Agreement into our operations if we close,

•	the ability to retain customers we will acquire under the Asset Purchase Agreement if we close,

•	our ability to raise capital necessary to sustain our anticipated operations and implement our proposed business plan,

•	our ability to implement our proposed business plan,

•
the introduction of new broadband connectivity technologies by our competitors that may have advantages over our planned products and may make our planned products less attractive to our potential customers,

•	our ability to identify and complete acquisitions and successfully integrate the businesses we acquire, if any,

•	our ability to employ and retain qualified management and employees,

•	our dependence on the efforts and abilities of our current employees and executive officers,

•	changes in government regulations that are applicable to our anticipated business,

•	changes in the demand for our services,

•	the degree and nature of our competition,

•	our lack of diversification of our business plan,

•	the general volatility of the capital markets and the establishment of a market for our shares,

•	our ability to generate sufficient cash to pay our creditors, and

•
disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in other Securities and Exchange Commission filings and elsewhere in this report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 31, 2006

NEXTPHASE WIRELESS, INC.

By:  /s/ Robert M. Ford
Robert M. Ford, Chief Executive Officer